POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, UNIFIED SERIES TRUST, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the "Trust"), periodically will file post-effective amendments to its Registration Statement on Form N-1A in regard of its various series with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is an officer of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints John C. Swhear, Carol J. Highsmith and Christopher E. Kashmerick, and each of them, her attorneys for her and in her name, place and stead, and in her office and capacity in the Trust, to execute and file any amendment(s) to the Trust's Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 19th day of November, 2009.

Melissa K. Gallagher

Melissa K. Gallagher

STATE OF Indiana)
)
COUNTY OF Marion)

On November 19, 2009, before me appeared Melissa K. Gallagher, known to me personally, and stated that she executed the foregoing instrument for the purposes therein contained, by signing her name.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

Heather Bonds

(NOTARIAL SEAL) Notary Public

HEATHER BONDS
Marion County
My Commission Expires
August 2, 2017

My Commission expires: 08/02/2017

5038067.1